EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement (333-XXXXXX) on Form S-8, pertaining to the Ashworth, Inc. 2007 Nonstatutory Stock Option Plan, of our reports dated January 12, 2007, with respect to: (1) the consolidated balance sheet of Ashworth, Inc., and Subsidiaries as of October 31, 2006, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the two-year period ended October 31, 2006, and the related consolidated financial statement schedule, and (2) management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal controls over financial reporting, appearing in the Annual Report on Form 10-K of Ashworth, Inc. and Subsidiaries for the year ended October 31, 2006 filed with the Securities and Exchange Commission on January 16, 2007 (as amended on February 28, 2007).
/s/ Moss Adams LLP

Irvine, California
November 27, 2007